Exhibit 99.1

[GENAERA LOGO]

FOR IMMEDIATE RELEASE

Contact:

Genaera Corporation	The Trout Group/BMC Communications
Jennifer Bilotti	Jonathan Fassberg ext. 16 (investor inquiries)
(610) 941-4020	Brad Miles ext. 17 (media inquiries)
www.genaera.com	(212) 477-9007

Genaera Plans Phase III Start in Age-Related Macular Degeneration in Early 2005

-FDA Clears IND for Squalamine Trials in Age-Related Macular Degeneration-

-Genaera to Hold Conference Call / Webcast at 11:00 AM Today-

Plymouth Meeting, PA, April 22, 2004 /PRNewswire/—Genaera Corporation (NASDAQ: GENR) today announced that the U.S. Food and Drug Administration (FDA) has cleared Genaera’s investigational new drug (IND) application for its systemically administered anti-angiogenic drug, squalamine. The IND covers treatment of neovascular diseases of the eye, including subfoveal choroidal neovascularization associated with age-related macular degeneration, known as “wet” AMD. Genaera also announced that they plan to begin Phase II trials in AMD this quarter, and these Phase II trials will run concurrently with the start of Phase III trials in AMD, beginning in early 2005.

“One of Genaera’s highest priorities is expediting squalamine’s commercialization timeline for wet AMD. We are extremely pleased with the FDA’s feedback allowing us to proceed into large-scale clinical trials, including Phase III,” commented Roy C. Levitt, MD, President and Chief Executive Officer. “Squalamine has tremendous potential to be a safe, effective, and less invasive anti-angiogenic therapy for this devastating eye disease. At four months after therapy with squalamine, 100% of patients showed stable or improved vision. Our initial Phase I/II clinical trial data including safety and efficacy are comparable or superior to any published or presented results at a similar stage of development for other wet AMD anti-angiogenic therapies, such as Macugen™ and Lucentis™ .”

Dr. Levitt further commented, “Our plans are to focus on first-line therapy for AMD. Genaera expects to complete three Phase II clinical trials for squalamine in AMD. These Phase II trials will be running while we are actively preparing for our anticipated Phase III trials.”

The cornerstone of Genaera’s Phase II studies is an exploratory trial designed to evaluate the safety and efficacy of squalamine in 100 patients with AMD over a two year period. This Phase II multi-center, randomized, double masked, controlled study will evaluate two dose levels of squalamine (20 mg or 40 mg) given once weekly for four weeks, followed by maintenance doses once every four weeks until week 48. At the end of 48 weeks of therapy, each patient will be followed for 12 months. Analyses from this study are expected to be used in coordinating Phase III activities.

A second exploratory Phase II trial is designed to evaluate the effects of two different doses of squalamine in combination with an initial Visudyne® treatment in 30 patients with AMD. Specifically, this study will evaluate the potential benefits of squalamine pretreatment on the actions of Visudyne® and the added potential benefit of dosing squalamine after Visudyne® to inhibit the potentially detrimental effects of the VEGF ‘burst’ that commonly occurs after Visudyne® treatment. The multi-center, randomized, controlled, masked study includes monthly squalamine maintenance therapy, and twelve months subsequent follow-up for each patient.

Genaera will also conduct a Phase II pharmacokinetic and safety trial that will evaluate 18 patients with AMD at three different doses of squalamine over four months. In this open-label, parallel group study, squalamine will be administered intravenously at three doses, once weekly for four weeks.

Conference Call

At 11:00 a.m. ET today, Genaera will webcast a conference call hosted by Roy C. Levitt, MD, President and Chief Executive Officer, to discuss Genaera’s clinical development plans for squalamine in AMD.

Those who wish to participate in the conference call may telephone (877) 407-8031 approximately 10 minutes before the start time. A slide presentation will be available on the Internet via Vcall. To access the live or archived call via the Internet, please log onto: http://www.genaera.com or http://www.vcall.com/CEPage.asp?ID=87897. Please connect to the site prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast.

Squalamine Mechanism of Action

Squalamine directly interrupts and reverses multiple facets of the angiogenic process. Working within activated endothelial cells, squalamine inhibits growth factor signaling including VEGF, integrin expression, and reverses cytoskeletal formation, thereby resulting in endothelial cell inactivation and apoptosis. Systemically administered squalamine inhibits abnormal angiogenesis in rodent models of retinopathy of prematurity, and the development of choroidal neovascular membranes in rat models of AMD. Additional preclinical studies have demonstrated that systemic squalamine administration is effective in reaching abnormal ocular blood vessels in primates, and leads to partial regression and inhibition of new abnormal vessels in the eye. These results support that squalamine may have a role in the treatment of human choroidal neovascular membrane formation that underlies the pathology of wet AMD.

About AMD

Angiogenesis resulting from AMD is the leading cause of legal blindness among adults age 50 or older in the Western world. About 25-30 million people are affected globally. This number is expected to triple over the next 25 years.

AMD occurs in two types: the “dry” form and the more severe “wet” form. Wet AMD is caused by the growth of abnormal blood vessels, or choroidal neovascularization, under the central part of the retina, the macula. Dry AMD, or the avascular form is the more common and milder form of AMD, accounting for 85% to 90% of all cases. Dry AMD results in varying forms of sight loss and may or may not eventually develop into the wet form. Although the wet form of AMD accounts for only 10% to 15% of all AMD, the chance for severe sight loss is much greater. It is responsible for 90% of severe vision loss associated with AMD. Approximately 500,000 new cases of wet AMD are diagnosed annually worldwide. In North America alone, approximately 200,000 new cases of wet AMD are diagnosed each year. Wet AMD is caused by the growth of abnormal blood vessels, or choroidal neovascularization, under the central part of the retina, the macula.

Genaera Corporation is a biopharmaceutical company committed to developing medicines for serious diseases from genomics and natural products. Research and development efforts are focused on anti-angiogenesis and respiratory diseases. Genaera has three products in development addressing substantial unmet medical needs in major pharmaceutical markets. These include squalamine, an anti-angiogenesis treatment for cancer and eye disease; interleukin-9 antibody, a respiratory treatment based on the discovery of a genetic cause of asthma; and LOMUCIN™, a mucoregulator to treat the overproduction of mucus and secretions involved in many forms of chronic respiratory disease. For more information on Genaera, visit the company’s website at www.genaera.com.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management’s current views and are based on certain expectations and assumptions. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “believe”, “continue,” “develop,” “expect,” “plan” and “potential” or other words of similar meaning. Genaera’s actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to; Genaera’s history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera’s product candidates, including, squalamine, may not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera’s reliance on its collaborators, in connection with the development and commercialization of Genaera’s product candidates; market acceptance of Genaera’s products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industry; and the other risks and uncertainties discussed in this announcement and in Genaera’s filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting development stage pharmaceutical companies, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.